                                        REGISTRATION NO. 33-____________________

     As filed with the Securities and Exchange Commission on August 8, 1995
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                           METHODE ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                              36-2090085
 (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)


                            7444 WEST WILSON AVENUE
                            CHICAGO, ILLINOIS 60656
                           TELEPHONE:  (708) 867-9600
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


                                 Kevin J. Hayes
                            7444 West Wilson Avenue
                            Chicago, Illinois 60656
                           Telephone:  (708) 867-9600
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)


                                   Copies to:

                           James W. Ashley Jr., Esq.
                              Janet O. Love, Esq.
                               Keck, Mahin & Cate
                        77 West Wacker Drive, 49th Floor
                          Chicago, Illinois 60601-1693


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check for the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                        CALCULATION OF REGISTRATION FEE

TITLE OF                        PROPOSED         PROPOSED
SHARES          AMOUNT          MAXIMUM          MAXIMUM            AMOUNT OF
TO BE           TO BE           OFFERING PRICE   AGGREGATE          REGISTRATION
REGISTERED      REGISTERED      PER UNIT(1)      OFFERING PRICE(1)  FEE
--------------------------------------------------------------------------------
Class A
Common Stock,
$.50 par value  110,472 Shares  $22.63           $2,499,981.30      $862.06
--------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Class A Common Stock as reported by Nasdaq on August 2, 1995.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

                           METHODE ELECTRONICS, INC.

      CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                    REQUIRED BY ITEMS IN PART I OF FORM S-3


Item                                                  Location in Prospectus
------                                                ----------------------
1.  Forepart of Registration Statement and            Outside front cover page
    Outside Front Cover Page of Prospectus

2.  Inside Front and Outside Back                     Inside front and outside
    Cover Pages of Prospectus                         back cover pages

3.  Summary Information, Risk Factors and             Risk Factors
    Ratio of Earnings to Fixed Charges

4.  Use of Proceeds                                   Use of Proceeds

5.  Determination of Offering Price                   Inapplicable

6.  Dilution                                          Inapplicable

7.  Selling Security-Holders                          Selling Stockholders

8.  Plan of Distribution                              Plan of Distribution

9.  Description of Security to                        Description of Common and
    be Registered                                     Preferred Stock of the
                                                      Company

10. Interests of Named Experts and Counsel            Legal Matters

11. Material Change                                   Inapplicable

12. Incorporation of Certain Information              Incorporation of Certain
    by Reference                                      Documents by Reference

13. Disclosure of Commission Position of              Inapplicable
    Indemnification for Securities Act
    Liabilities

                 SUBJECT TO COMPLETION -- DATED AUGUST 8, 1995

PROSPECTUS


                           METHODE ELECTRONICS, INC.

                     110,472 SHARES OF CLASS A COMMON STOCK
                           (PAR VALUE $.50 PER SHARE)
                                _______________


          This Prospectus may be used in connection with the distribution of up to 110,472 shares of Methode Electronics, Inc. Class A Common Stock, $.50 par value (the "Shares") proposed to be disposed of from time to time by the Selling Stockholders named herein. The Selling Stockholders include certain individuals who received Shares along with registration rights in connection with the Company's acquisition of certain assets and liabilities of Advanced Automation Applications, Inc. and Duel Systems, Inc. (See "Selling Stockholders").
Methode Electronics, Inc. (the "Company" or the "Registrant") will not receive any of the proceeds from the sale of the Shares. The expenses of this registration will be paid by the Company. The Company's Class A Common Stock and Class B Common Stock are sometimes hereinafter referred to as the "Common Stock."

          The outstanding shares of Common Stock (including the Shares) are traded on the National Association of Securities Dealers Automated Quotation System, Inc. National Market System under the symbols METHA and METHB. On August 2, 1995, the last reported sale price for Class A Common Stock was $22.25 per share.

          See "Risk Factors" for a discussion of certain factors which should be considered by prospective purchasers of shares of Class A Common Stock offered hereby.
                                 _____________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ___________

          The distribution of the Shares by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) in the over-the-counter market, on the National Association of Securities Dealers Automated Quotation System, Inc. (or any exchange on which the Common Stock may then be listed), in negotiated transactions or otherwise. Sales will be effected at such prices and for such consideration as may be obtainable from time to time. Commission expenses and brokerage fees, if any, will be paid individually by the Selling Stockholders. (See "Plan of Distribution").

          The date of this Prospectus is _________, 1995.

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such material can be inspected and copied at the regional offices of the Commission at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, Suite 1300, New York, New York 10048. This material can also be inspected and copied at the Public Reference Section of the Commission at Room 1024 at its principal office, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates.

          This Prospectus omits certain of the information contained in the Registration Statement on Form S-3, of which this Prospectus is a part (the "Registration Statement"), covering the Common Stock, which pursuant to the Securities Act of 1933, as amended, (the "Securities Act") is on file with the Commission. For further information with respect to the Company and the Shares, reference is made to the Registration Statement, including the exhibits filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. The Registration Statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

          1. The Company's Annual Report on Form 10-K for the year ended April 30, 1995.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated in and made a part of this Prospectus by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed except as so modified or superseded to constitute a part of this Prospectus.

          Upon oral or written request, the Company will provide without charge a copy of any document incorporated in this Prospectus by reference, exclusive of exhibits (unless such exhibits are specifically incorporated by reference into such documents), to each person, including any beneficial owner, to whom this Prospectus is delivered. Requests for such documents should be directed to Methode Electronics, Inc., 7444 West Wilson Avenue, Chicago, Illinois 60656,
Attention:  Kevin J. Hayes, Vice President and Treasurer (Telephone 708-867-
9600).

                                 THE COMPANY

          The Company was incorporated in 1946 as an Illinois corporation and reincorporated in Delaware in 1966. The Company operates in one industry segment, which consists of the manufacture of electronic components which connect, convey and control electrical energy, pulse and signal, including connectors, controls, interconnect devices, controls, printed circuits, and current carrying distribution systems. Components manufactured by the Company are used in the production of electronic equipment and other products with applications in the automotive, military and aerospace, computer, industrial, telecommunications and consumer electronics industries.

                                  RISK FACTORS

CONTROL BY PRINCIPAL STOCKHOLDER

          William J. McGinley, Chairman of the Board of the Company, currently owns 1.1% of the Company's Class A Common Stock and 70.2% of the Company's Class B Common Stock. Due to Mr. McGinley's majority ownership of the Class B Common Stock, he will be able to elect a majority of the members of the Company's Board of Directors. See "Description of Common and Preferred Stock of the Company." In addition, Mr. McGinley controls approximately 26% of the outstanding votes with respect to matters other than the election of directors, such as any determinations with respect to mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of additional Common Stock or other equity securities, and the payment of dividends with respect to the Common Stock. Therefore, Mr. McGinley is in a position to significantly affect the business and affairs of the Company.

                                USE OF PROCEEDS

          The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

            DESCRIPTION OF COMMON AND PREFERRED STOCK OF THE COMPANY

          The Certificate of Incorporation of the Company presently provides that the Company has authority to issue 50,000,000 shares of Class A Common Stock, $.50 par value; 5,000,000 shares of Class B Common Stock, $.50 par value; and 50,000 shares of Preferred Stock, $100 par value.

                              CLASS A COMMON STOCK

DIVIDENDS AND RELATED MATTERS

          Pursuant to the Company's Certificate of Incorporation, no dividend may be paid on the Class B Common Stock unless an equivalent or greater dividend is paid concurrently on the Class A Common Stock. However, dividends can be declared and paid on the Class A Common Stock without being declared and paid on the Class B Common Stock.

          Only the following types of stock dividends, stock splits and similar distributions may be paid and declared: (i) shares of Class A Common Stock to holders of Class A Common Stock, (ii) shares of Class A Common Stock to holders of Class A Common Stock and Class B Common Stock, (iii) shares of Class A Common Stock to holders of Class A Common Stock and shares of Class B Common Stock to holders of Class B Common Stock, and (iv) shares of any other security of the Company (other than any class of Common Stock) to holders of Class A Common Stock and Class B Common Stock and/or any other security of the Company.

VOTING RIGHTS

          Holders of the Class A Common Stock are entitled to elect 25% of the Board of Directors (rounded up to the nearest whole number) so long as the number of outstanding shares of Class A Common Stock is at least 10% of the number of shares of all classes of outstanding Common Stock. The remaining directors are elected by the holders of the Class B Common Stock. As of July 19, 1995, Class A Common Stock constituted 94.6% of the number of shares of all classes of outstanding Common Stock.

          Directors may be removed with or without cause, but such removal may be effected only by the holders of the class of Common Stock that elected such directors.

          Vacancies in the Board of Directors may be filled by the holders of the particular class of Common Stock which elected such director or by the remaining directors elected by the holders of such class.

          Except for the election or removal of directors, including, under certain circumstances, filling any vacancy in the Board of Directors, and except for class voting as required by Delaware law, the holders of all classes of Common Stock will vote or consent as a single class on all matters coming before any meeting of the stockholders of the Company, with each share of Class A Common Stock having one-tenth of one vote per share and each share of Class B Common Stock having one vote per share. Under Delaware law, the holders of each outstanding class of Common Stock shall be entitled to vote as a class on any proposed amendment to the Certificate of Incorporation if such amendment would:
(i) increase or decrease the aggregate number of authorized shares of such class, (ii) increase or decrease the par value of the shares of such class, or
(iii) alter or change the powers, preferences or special rights of the shares of such class so as to affect such holders adversely.

          If the number of outstanding shares of Class A Common Stock were to be less than 10% of all outstanding classes of Common Stock as of the record date of any meeting of the stockholders of the Company, the holders of the Class A Common Stock and the Class B Common Stock would vote together as a single class on all matters arising at such meeting, including the election of directors. Under such circumstances, the holders of the Class A Common Stock would be entitled to one-tenth of one vote per share and the holders of the Class B Common Stock would be entitled to one vote per share.

CONVERSION

          Shares of Class A Common Stock are not convertible into any other security of the Company.

LIQUIDATION RIGHTS

          Upon liquidation, dissolution or winding up of the Company, and after distribution of any amounts due to any holders of Preferred Stock, the assets legally available for distribution to stockholders will be distributable ratably among the holders of the shares of all classes of Common Stock at the time outstanding.

OTHER TERMS

          No holder of any class of common stock of the Company will have any liability for further calls or assessments respecting such shares.

          No stockholder of the Company has preemptive or other rights to subscribe for additional shares of voting securities of the Company. No classes of common stock of the Company are subject to redemption. No stockholder of the Company has cumulative voting rights.

          The Certificate of Incorporation of the Company provides that in the event that the holders of common stock of the Company are entitled to vote on a merger or consolidation or on a proposal that the Company sell, lease or exchange substantially all of its assets and property to or with any person or that any person sell, lease, or exchange substantially all of its assets and property to or with the Company, and as a result of such transaction the Company will not be either (i) the surviving corporation, (ii) the parent corporation, or (iii) in continued existence, the transaction must be approved by at least 75% of the aggregate voting power of the holders of the issued and outstanding securities of the Company entitled to vote thereon, voting together as one class; except that the foregoing shall not apply to any such transaction which is approved by resolution of the Board of Directors of the Company.

                              CLASS B COMMON STOCK

          The rights incident to the Class B Common Stock relating to dividends, voting rights, liquidation rights, preemptive rights, redemption, cumulative voting and other terms are described in the above discussion of Class A Common Stock. Further, each share of Class B Common Stock is convertible, at the option of the holder, into one share of Class A Common Stock.

          If the total number of outstanding shares of Class B Common Stock were to be less than 100,000 shares as of the record date of any meeting of the stockholders of the Company, the holders of the Class B Common Stock would lose their right as a class to elect 75% of the Board of Directors. In such event, the holders of the Class A Common Stock would continue to be entitled to elect 25% (rounded up to the nearest whole number) of the Board of Directors, and the holders of the Class A Common Stock and Class B Common Stock would vote as a single class on all other matters arising at such meeting, including the election of the remaining directors, with the holders of the Class A Common Stock having one-tenth of one vote per share and the holders of the Class B Common Stock having one vote per share.

                                PREFERRED STOCK

          The Company is authorized to issue Preferred Stock in series, and, in connection with such issuance, the Board of Directors of the Company is authorized to establish the relative rights, preferences and limitations of each such series, including the voting power of the holders of such series. However, the Board of Directors may not issue any series of Preferred Stock that would deny or limit the ability to the holders of the Class A Common Stock to elect 25% (rounded up to the nearest whole number) of the Board of Directors of the Company or to fill, in the absence of action by the directors elected by such holders, any vacancy in the office of a director elected by such holders. The Board of Directors may issue Preferred Stock without stockholder approval and with voting and conversion rights which could adversely affect the voting power of holders of Common Stock; provided, however, that the ability of the holders of the Class A Common Stock to elect 25% of the Board of Directors may not be adversely affected. In 1969, the Board of Directors created and authorized for issuance out of the 50,000 authorized shares of Preferred Stock a series of stock consisting of 5,000 Shares, $100 par value, designated as 4% Cumulative Convertible Preferred Stock, Series A. Presently there are no shares of this Series issued and outstanding. There are no agreements or understandings for the issuance of Preferred Stock, and the Board of Directors has no present intention to issue any shares of Preferred Stock. As of July 19, 1995, there are no shares of Preferred Stock issued and outstanding.

                              SELLING STOCKHOLDERS

          The following table sets forth information with respect to the number of shares of Class A Common Stock beneficially owned by each of the Selling Stockholders.

                         Number of shares                        Percent of Shares
                        Beneficially Owned    Number of Shares   Outstanding After
Selling Stockholder    Prior to Offering (1)  Registered Herein     Offering (2)
---------------------  ---------------------  -----------------  ------------------

Ken Dorf                      13,362               13,362                 0%

Iggoni Fajardo                41,304               41,304                 0%

James Farquhar                41,304               41,304                 0%

Brandt Weibezahn              14,502               14,502                 0%

_________________________

(1) Information as of August 3, 1995.

(2) Assumes all shares registered herein are sold.


                              PLAN OF DISTRIBUTION

          The Shares may be sold from time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made in any one or more transactions (which may involve block transactions) in the over-the-counter market, on Nasdaq, and any exchange in which the Class A Common Stock may then be listed, or otherwise in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may sell the Shares as agent or may purchase such Shares as principal and resell them for their own account pursuant to this Prospectus. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of Shares from whom they may act as agent (which compensation may be in excess of customary commissions).

          The Company has informed the Selling Stockholders that the anti-manipulative rules under the Exchange Act (Rules 10b-6 and 10b-7) may apply to their sales of Shares in the market. Also, the Company has informed the Selling Stockholders of the need for delivery of copies of the Prospectus in connection with any sale of securities registered hereunder in accordance with applicable prospectus delivery requirements.

          In connection with such sales, the Selling Stockholders and any participating brokers or dealers may be deemed to be "underwriters" as defined in the Securities Act and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

In addition, any of the Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

          The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares offered hereby. All of the filing fees and the expenses of this Registration Statement will be borne in full by the Company, other than any fees or expenses of counsel to the Selling Stockholders and, to the extent that the Selling Stockholders retain an underwriter with respect to such registration, underwriting fees, discounts and commissions relating to this offering.

          In order to comply with certain state securities laws, if applicable, the Shares will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with, and, if so required, will only be sold in that state through registered or licensed brokers or dealers.

          The Shares originally issued by the Company to the Selling Stockholders bear legends as to their restricted transferability. Upon the effectiveness of the Registration Statement of which this Prospectus is a part, and the transfer by the Selling Stockholders of any of the Shares pursuant thereto, new certificates representing such Shares will be issued to the transferee, free of any such legends unless otherwise required by law.

          No person is authorized to give any information or to make any representation, other than those contained in this Prospectus, and any information or representations not contained in this Prospectus must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities under any circumstances where such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                 LEGAL MATTERS

          The validity of the issuance of the shares of Class A Common Stock offered hereby will be passed upon for the Company by Keck, Mahin & Cate, Chicago, Illinois. James W. Ashley, Jr., Director and Secretary of the Company, is a partner in the law firm of Keck, Mahin & Cate, and is not the beneficial owner of any shares of Class A or Class B Common Stock.

                                    EXPERTS

          The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth those expenses for issuance and distribution of the securities being registered:

    Securities and Exchange Commission registration fee..  $   862.06
    NASD filing fee......................................  $ 2,209.44
    Accounting fees and expenses.........................  $ 2,500.00
    Legal fees and expenses..............................  $ 5,000.00
    Blue Sky fees and expenses (including legal fees)....  $ 1,000.00
    Fees of Transfer Agent and Registrar.................  NONE
    Printing and engraving expenses......................  NONE
    Miscellaneous........................................  $   500.00
                                                           ----------
       Total.............................................  $12,071.50

_________________________

Expenses other than filing fees are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify any person ("Indemnified Party") who is made a party to or involved in any litigation (including any civil, criminal or administrative action, suit or proceeding) by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Registrant (or of any corporation which he, his testator or intestate was serving at the request of the Registrant as a director, officer or employee or of any division, department or unit of any such corporation) against the reasonable expenses (including attorneys' fees), actually and necessarily incurred by him in connection with any such litigation. Such indemnification includes any claim by reason of such Indemnified Party's alleged negligence or misconduct in the performance of the Indemnified Party's duties as such director, officer or employee, except in relation to matters as to which it shall be adjudged in such litigation that such Indemnified Party is liable to the corporation, or to any such other corporation, for negligence or misconduct in the performance of the Indemnified Party's duties. A conviction or judgment, including one entered in connection with a compromise or settlement of any such litigation shall not by itself be deemed to constitute an adjudication of liability for such negligence or misconduct. Pursuant to the Certificate of Incorporation, the Registrant will also indemnify the Indemnified Party's judgments, fines and penalties imposed in amounts paid in compromise or settlement of any such litigation only if independent legal counsel designated by a majority of the members of the board of directors other than those who have incurred expenses in connection with such litigation for which indemnification has been or is to be sought shall have advised the Registrant that in the opinion of such counsel such Indemnified Party is not liable to the Registrant or such other corporation for negligence or misconduct in the performance of his duties in respect to the subject of such litigation. In the event the litigation is compromised or settled, indemnity shall be paid only if a majority of such members of the board of directors shall have made a determination that such compromise or settlement was or will be in the interest of the Registrant, and, if there are not at least two directors of the Registrant then in office other than those involved, such determination shall be made by the majority of the committee selected by the board of directors, which committee shall be composed of three or more disinterested stockholders of the corporation who are not officers, directors or employees of the corporation or of any of its subsidiaries, divisions, units or of any corporations in which the corporation holds any of the ownership thereof. Furthermore, the Certificate of Incorporation also provides that the directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation provides that any repeal or modification of such provision may be prospective only and may not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

ITEM 16. EXHIBITS

         See "Index to Exhibits" immediately following the signature page.

ITEM 17. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security by any person in any circumstances in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information.......................................................   5
Incorporation of Certain Documents by Reference.............................   5
The Company.................................................................   6
Risk Factors................................................................   6
Use of Proceeds.............................................................   6
Description of Common and Preferred Stock of the Company....................   6
Selling Stockholders........................................................   9
Plan of Distribution........................................................   9
Legal Matters...............................................................  10
Experts.....................................................................  10

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY ORGANIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 4TH DAY OF AUGUST, 1995.

                                 METHODE ELECTRONICS, INC.

                                 BY:    /s/ William J. McGinley
                                     ---------------------------
                                     ITS: CHAIRMAN OF THE BOARD


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William J. McGinley, and Kevin J. Hayes or either one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including all post-effective amendments) to this Registration Statement on Form S-3 and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             NAME                          TITLE                     DATE
--------------------------------  --------------------------    --------------

   /s/ Michael G. Andre             Senior Executive Vice       August 4, 1995
--------------------------------
         Michael G. Andre           President and Director

   /s/ James W. Ashley, Jr.         Secretary and Director      August 4, 1995
--------------------------------
         James W. Ashley, Jr.


--------------------------------    Director                     _____________
         William C. Croft

   /s/ Kevin J. Hayes               Vice President, Treasurer   August 4, 1995
--------------------------------
         Kevin J. Hayes             and Director

   /s/ William T. Jensen            President and Director      August 4, 1995
--------------------------------
         William T. Jensen

   /s/ James W. McGinley            President of ElectroOptics  August 4, 1995
--------------------------------
         James W. McGinley          Group, Director

   /s/ William J. McGinley          Chairman of the Board       August 4, 1995
--------------------------------
         William J. McGinley


--------------------------------
         Raymond J. Roberts         Director                     ____________


--------------------------------                                 ____________
         George C. Wright           Director


                               INDEX TO EXHIBITS
                               -----------------



Exhibit No.       Description
-----------       -----------
   4.1            Specimen Certificate of Class A Common Stock.(1)

   4.2            Specimen Certificate of Class B Common Stock.(1)

   5 Opinion of Keck, Mahin & Cate (including the consent of such firm) regarding the legality of the securities being offered
                  (filed herewith).

   23.1           Consent of Ernst & Young LLP (filed herewith).

   23.2           Consent of Keck, Mahin & Cate (included in Exhibit 5 of this
                  Registration Statement) (filed herewith).

   24             Power of Attorney (included on the signature page).

_________________________

(1) Previously filed with the Company's Registration Statement on Form S-3, Registration No. 33-61940 and incorporated herein by reference.